Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated February 6, 2006 (this “Agreement”) is entered into by and among (i) CRCA Merger Corporation, a Delaware corporation (“Merger Sub”) and, following the Mergers (as defined below), CRC Health Corporation, a Delaware corporation (the “Company”), and the guarantors listed in Schedule I hereto (the “Guarantors”) and (ii) J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Representatives”) on behalf of the several initial purchasers named on the signature pages hereto (the “Initial Purchasers”).

Merger Sub has agreed to issue and sell to the Initial Purchasers, upon the terms and subject to the conditions set forth in a purchase agreement dated January 25, 2006 (the “Purchase Agreement”), $200,000,000 aggregate principal amount of its 10.75% Senior Subordinated Notes due 2016 (the “Notes”) and following the Mergers, Merger Sub’s obligations under the Notes will be assumed by the Company and the Company’s obligations under the Notes will be jointly and severally guaranteed (the “Guarantees” and together with the Notes, the “Securities”) on a senior subordinated basis by the Guarantors. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

The Securities are being issued and sold as part of the financing necessary to effect the mergers (the “Mergers”) of Merger Sub, an entity formed by an investment fund associated with Bain Capital Partners, LLC, with and into CRC Health Group, Inc., and CRC Health Corporation with and into CRC Health Group, Inc,, with the surviving entity renamed as CRC Health Corporation, pursuant to an Agreement and Plan of Merger, dated as of October 8, 2005 (the “Merger Agreement”), pursuant to which the Company shall be the survivor.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, Merger Sub, and immediately following the Mergers, the Company and each Guarantor have agreed with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Securities and the Exchange Securities (as defined below), to provide the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2(d) hereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean a registration statement on Form S-4 (or, if applicable, on another appropriate form) relating to an offering of Exchange Securities pursuant to an Exchange Offer) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior subordinated notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical in all material respects to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or contain terms with respect to the payment of Additional Interest) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities and the Exchange Securities dated as of February 6, 2006 among the Company, the Guarantors and U.S. Bank National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be considered outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement or free-writing prospectus with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

“Registration Default” shall have the meaning set forth in Section 2(d) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the Preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Default” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by the Holders of a majority of the aggregate principal amount of Registrable Securities that are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for like principal amount of Exchange Securities within 150 calendar days after the Closing Date, (ii) use their reasonable best efforts to have such Registration Statement declared effective within 300 calendar days after the Closing Date and remain open for not less than 30 calendar days after the date notice of the Exchange Offer is mailed to Holders and (iii) have such Registration Statement remain effective until 180 days after the closing of the Exchange Offer. The Company and the Guarantors shall commence the Exchange Offer as soon as is practicable after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in aggregate principal amount to the aggregate principal amount of the Registrable Securities surrendered by such Holder.

The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretation of the Staff.

If, during the period the Exchange Offer Registration Statement is effective, an event occurs which makes any statement made in such Exchange Offer Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Exchange Offer Registration Statement or the related Prospectus in order to make the statements therein not misleading or in such Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors shall use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Exchange Offer Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to suspend the exchange of the Registrable Securities as promptly as practicable after the occurrence of such an event until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission.

(b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretation of the Staff, (ii) the Exchange Offer is not for any other reason completed on or prior to the 360th calendar day after the Closing Date in connection with any offer or sale of Registrable Securities originally purchased and still held by the Initial Purchasers, the Company and the Guarantors shall cause to be filed as soon as practicable after such determination, date or request, as the case may be, and in any event on or prior to 45 calendar days after the date such filing obligation arises (but in no event sooner than the 150th calendar day after the Closing Date), or (iii) any Initial Purchaser, based upon the reasonable advice of counsel for such Initial Purchaser, shall so request a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof, use their reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC within 195 calendar days after such filing obligation arises (or, if later, the 300th calendar day following the Closing Date), and use their reasonable best efforts to keep effective the Shelf Registration Statement until two years after the Closing Date (or such shorter period that will terminate when all of the Registrable Securities covered thereby have been exchanged pursuant thereto or in certain other circumstances).

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall file and use their reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are no longer outstanding (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably and timely requested by a Holder to correct information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

The Company, each Guarantor and the Initial Purchasers agree that the Holders will suffer damages if the Company or the Guarantors fail to fulfill their respective obligations under Section 2(a) or Section 2(b) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and each Guarantor agree that in the event that:

(A) the Exchange Offer Registration Statement is not filed with the SEC within 150 calendar days after the Closing Date or (B) the Exchange Offer Registration Statement is not declared effective within 300 calendar days after the Closing Date or the Exchange offer is not consummated within 60 calendar days after the date such Exchange Offer Registration Statement was declared effective (each such event, a “Registration Default”); or

(B) a Shelf Registration Statement is not filed with the SEC or declared effective when required pursuant to Section 2(b) or (B) a Registration Statement is declared effective as required pursuant to Section 2(b) but thereafter fails to remain effective or usable in connection with resales for more than 30 calendar days (a “Shelf Registration Default”);

then the Company and the Guarantors hereby agree to pay each Holder of Registrable Securities affected thereby, additional interest (“Additional Interest”). Additional Interest will accrue on the affected Registrable Securities and the affected Exchange Securities, as applicable. The rate of Additional Interest will be 0.25% per annum of the principal amount of Registrable Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default or Shelf Registration Default, as applicable, increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, in each case until (x) with respect to a Registration Default, the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities become freely tradeable under the Securities Act (which shall include, without limitation, an effective Shelf Registration Statement relating to the Securities) or (y) with respect to a Shelf Registration Default, the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable.

Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Registrable Securities or Exchange Securities who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to furnish information to the Company in accordance with Section 3(b) hereof) shall not be entitled to Additional Interest with respect to a Shelf Registration Default.

Anything herein to the contrary notwithstanding, no Holder who (x) was eligible to exchange such Holder’s outstanding Securities at the time that the Exchange Offer was pending and consummated and (y) failed to validly tender such Securities for exchange pursuant to the Exchange Offer shall be entitled to receive any Additional Interest that would otherwise accrue subsequent to the date the Exchange Offer is consummated pursuant to this Section 2(d).

(e) The Company shall notify the Trustee within one Business Day after each date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to this Section 2 will be payable in addition to any other interest payable from time to time with respect to the Registrable Securities in cash semi-annually on the interest payment dates specified in the Indenture (to the holders of record as specified in the Indenture), commencing with the first such interest payment date occurring after any such Additional Interest commence to accrue. The amount of Additional Interest will be determined in a manner consistent with the calculation of interest under the Indenture.

(f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

(a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders (if any had been identified by written notice to the Company) and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, as such Holder or Underwriter may reasonably request, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(a)(ix), the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law and this Agreement by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law and this Agreement;

(iv) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement in order to make the statements therein not misleading or in such Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

(vi) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and promptly provide notice to each Holder of the withdrawal of any such order;

(vii) in the case of a Shelf Registration furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(ix) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission or until the Company notifies the Holders that the sale of the Registrable Securities may be resumed;

(x) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object within a reasonable time of receipt;

(xi) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(xii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii) in the case of a Shelf Registration (including an Underwritten Offering thereunder), make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), which Inspector shall be reasonably acceptable to the Company and Guarantors, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by the Holders of Registrable Securities and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case that would customarily be reviewed or examined in connection with “due diligence” review of the Company and the Guarantors; provided that the foregoing inspection and information gathering (1) shall be coordinated on behalf of the selling Holders, Underwriters and representatives thereof by one counsel, who shall be such counsel as may be chosen by the Majority Holders or by the Underwriters, as the case may be, and (2) if any such information is identified by the Company or any Guarantor as being confidential or proprietary, shall not be available for any such Holder or Underwriter who does not agree in writing pursuant to a customary non-disclosure agreement to hold such information in confidence;

(xiv) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xv) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and

(xvi) in the case of a Shelf Registration, enter into such customary agreements and take all such other reasonable actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when received, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings of the type contemplated by this provision, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities (subject, in each case, to the policies and procedures of the independent certified public accountants of the Company and the Guarantors and such other independent certified public accountants regarding the preparation and delivery of such letters), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings of the type contemplated by this provision and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings of the type contemplated by this provision, to evidence the continued

validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company and the Guarantors may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. So long as any Holder fails to furnish such information in a reasonably timely manner after receiving the request, the Company and the Guarantors shall (i) have no obligation under this Agreement to provide for the disposition of such Holder’s Registrable Securities in the Shelf Registration Statement in respect to which such information was requested, (ii) not be required to provide for the disposition of such Holder’s Registrable Securities in any future Shelf Registration Statement that is not otherwise required to be filed and (iii) not be required to pay any Additional Interest to such Holder as provided in Section 2(d) hereof. Each Holder including Registrable Securities in a Shelf Registration Statement shall agree to furnish promptly to the Company all information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities required to make the information previously furnished to the Company by such Holder not materially misleading.

(c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company or any Guarantor of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company or any Guarantor, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company or any Guarantor shall give any notice pursuant to Section 3(c) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company and the Guarantors shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 60 days in the aggregate and there shall not be more than two suspensions in effect during any 365-day period.

(e) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement until 180 days after the effective date of the Exchange Offer Registration Statement (as such period may be extended pursuant to Section 3(d) of this Agreement), if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4 in accordance with applicable law and this Agreement.

(c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5. Indemnification and Contribution.

(a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, or information relating to any Holder furnished to the Company in writing through The Representatives or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors will also enter into an underwriting agreement pursuant to which the Company and the Guarantors will agree to jointly and severally indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in such Underwritten Offering, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement for such Underwritten Offering.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A)

includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company or any Guarantor, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture and the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRCA MERGER CORPORATION

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Secretary

Confirmed and accepted as of the
date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Initial Purchasers listed on Schedule A

By:	/s/ Geoffrey Benson
Authorized Signatory

Accepted and agreed to as of the date hereof after giving effect to the Mergers:

CRC HEALTH CORPORATION

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

CORPORATE SUBSIDIARIES, each as a Guarantor:

4therapy.com NETWORK
ADVANCED TREATMENT SYSTEMS, INC.
ATS OF CECIL COUNTY, INC.
ATS OF DELAWARE, INC.
ATS OF NORTH CAROLINA, INC.
BATON ROUGE TREATMENT CENTER, INC.
BECKLEY TREATMENT CENTER, INC.
BGI OF BRANDYWINE, INC.
BOWLING GREEN INN OF PENSACOLA, INC.
BOWLING GREEN INN OF SOUTH DAKOTA, INC.
CAPS OF VIRGINIA, INC.
CARTERSVILLE CENTER, INC.
CHARLESTON TREATMENT CENTER INC.
CLARKSBURG TREATMENT CENTER, INC.
COMPREHENSIVE ADDICTION PROGRAMS, INC.
CORAL HEALTH SERVICES, INC.
CRC ED TREATMENT, INC.
CRC RECOVERY, INC.
EAST INDIANA TREATMENT CENTER, INC.
EVANSVILLE TREATMENT CENTER INC.
GALAX TREATMENT CENTER, INC.
GREENBRIER TREATMENT CENTER, INC.
HUNTINGTON TREATMENT CENTER, INC.
INDIANAPOLIS TREATMENT CENTER, INC.
JAYCO ADMINISTRATION, INC.
JEFF-GRAND MANAGEMENT CO., INC.
KANSAS CITY TREATMENT CENTER, INC.

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

CORPORATE SUBSIDIARIES, each as a Guarantor (cont.):

MINERAL COUNTY TREATMENT CENTER, INC.
MWB ASSOCIATES-MASSACHUSETTS, INC.
NATIONAL SPECIALTY CLINICS, INC.
NSC ACQUISITION CORP.
PARKERSBURG TREATMENT CENTER, INC.
RICHMOND TREATMENT CENTER, INC.
SAN DIEGO HEALTH ALLIANCE
SHELTERED LIVING INCORPORATED
SIERRA TUCSON INC.
SOUTHERN INDIANA TREATMENT CENTER INC.
SOUTHERN WEST VIRGINIA TREATMENT CENTER, INC.
SOUTHWEST ILLINOIS TREATMENT CENTER, INC.
STONEHEDGE CONVALESCENT CENTER, INC.
TRANSCULTURAL HEALTH DEVELOPMENT, INC.
TREATMENT ASSOCIATES, INC.
VIRGINIA TREATMENT CENTER, INC.
VOLUNTEER TREATMENT CENTER, INC.
WCHS OF COLORADO (G), INC.
WCHS, INC.
WHEELING TREATMENT CENTER, INC.
WHITE DEER REALTY, LTD.
WHITE DEER RUN, INC.
WICHITA TREATMENT CENTER INC.
WILLIAMSON TREATMENT CENTER, INC.
WILMINGTON TREATMENT CENTER, INC.

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

SAN DIEGO TREATMENT SERVICES

By: Jayco Administration, Inc.
Its: Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

By: Treatment Associates, Inc.
Its: Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

CALIFORNIA TREATMENT SERVICES

By: Jayco Administration, Inc.
Its: Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

By: Treatment Associates, Inc.
Its: Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

MILWAUKEE HEALTH SERVICES SYSTEM

By: WCHS, Inc.
Its: Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

By: Coral Health Services, Inc.
Its: Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

THE CAMP RECOVERY CENTERS, L.P.

By: CRC Recovery, Inc.
Its: General Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

By: CRC Health Corporation
Its: Limited Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

STONEHEDGE CONVALESCENT CENTER, LIMITED PARTNERSHIP as a Guarantor

By: Stonehedge Convalescent Center, Inc.
Its: General Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

By: Comprehensive Addiction Programs, Inc.
Its: Limited Partner

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

Schedule I

Guarantors

Name	Jurisdiction of Incorporation
4therapy.com NETWORK	California
Advanced Treatment Systems, Inc.	Virginia
ATS of Cecil County, Inc.	Virginia
ATS of Delaware, Inc.	Virginia
ATS of North Carolina, Inc.	Virginia
Baton Rouge Treatment Center, Inc.	Louisiana
Beckley Treatment Center, Inc.	West Virginia
BGI of Brandywine, Inc.	Virginia
Bowling Green Inn of Pensacola, Inc.	Virginia
Bowling Green Inn of South Dakota, Inc.	Virginia
California Treatment Services	California
CAPS of Virginia, Inc.	Virginia
Cartersville Center, Inc.	Georgia
Charleston Treatment Center Inc.	West Virginia
Clarksburg Treatment Center, Inc.	West Virginia
Comprehensive Addiction Programs, Inc.	Delaware
Coral Health Services, Inc.	Wisconsin
CRC ED Treatment, Inc.	Delaware
CRC Recovery, Inc.	Delaware
East Indiana Treatment Center, Inc.	Indiana
Evansville Treatment Center, Inc.	Indiana
Galax Treatment Center, Inc.	Virginia
Greenbrier Treatment Center, Inc.	West Virginia
Huntington Treatment Center, Inc.	West Virginia
Indianapolis Treatment Center, Inc.	Indiana
Jayco Administration, Inc.	Nevada
Jeff-Grand Management Co., Inc.	California
Kansas City Treatment Center, Inc.	Kansas
Milwaukee Health Services System	California
Mineral County Treatment Center, Inc.	West Virginia
MWB Associates-Massachusetts, Inc.	Massachusetts
National Specialty Clinics, Inc.	Delaware
NSC Acquisition Corp.	Delaware
Parkersburg Treatment Center, Inc.	West Virginia
Richmond Treatment Center, Inc.	Indiana
San Diego Health Alliance	California
San Diego Treatment Services	California
Sheltered Living Incorporated	Texas
Sierra Tucson Inc.	Delaware
Southern Indiana Treatment Center Inc.	Indiana
Southern West Virginia Treatment Center, Inc.	West Virginia
Southwest Illinois Treatment Center, Inc.	Illinois
Stonehedge Convalescent Center, Inc.	Massachusetts

Name	Jurisdiction of Incorporation
Stonehedge Convalescent Center Limited Partnership	Massachusetts
The Camp Recovery Centers, LP	California
Transcultural Health Development, Inc.	California
Treatment Associates, Inc.	California
Virginia Treatment Center, Inc.	Virginia
Volunteer Treatment Center, Inc.	Tennessee
WCHS of Colorado (G) Inc.	Nevada
WCHS, Inc.	California
Wheeling Treatment Center, Inc.	West Virginia
White Deer Realty, Ltd.	Pennsylvania
White Deer Run, Inc.	Pennsylvania
Wichita Treatment Center Inc.	Kansas
Williamson Treatment Center, Inc.	West Virginia
Wilmington Treatment Center, Inc.	Virginia

Schedule A

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC